Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Radiopharm Theranostics Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Other	Warrants	(2)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(3)	457(o)		$	$50,000,000.00	0.0001381		$6,905.00

Total Offering Amounts:							$50,000,000.00			6,905.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$6,905.00

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Offering Note(s)

(1)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 300 ordinary shares) have been registered on a separate registration statement on Form F-6 filed on September 11, 2024, as amended (File No. 333-282042).

The registrant is registering an indeterminate number of the securities of the registrant as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from share splits, share dividends, recapitalizations or similar transactions.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3 under the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The maximum aggregate offering price of all securities covered by this Registration Statement will not exceed $50,000,000.
(2)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 300 ordinary shares) have been registered on a separate registration statement on Form F-6 filed on September 11, 2024, as amended (File No. 333-282042).

The registrant is registering an indeterminate number of the securities of the registrant as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from share splits, share dividends, recapitalizations or similar transactions.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3 under the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The maximum aggregate offering price of all securities covered by this Registration Statement will not exceed $50,000,000.
(3)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 300 ordinary shares) have been registered on a separate registration statement on Form F-6 filed on September 11, 2024, as amended (File No. 333-282042).

The registrant is registering an indeterminate number of the securities of the registrant as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from share splits, share dividends, recapitalizations or similar transactions.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3 under the Securities Act.